Exhibit 99.1

U.S. Food and Drug Administration (FDA) Grants Fast Track Designation for Longeveron’s Lomecel-B™ Product for Treatment of Hypoplastic Left Heart Syndrome (HLHS) in Infants

New designation may expedite FDA review and potential approval to address this life-threatening heart condition affecting approximately 1,000 babies per year

Miami, Florida—August 31, 2022— Longeveron Inc. (NASDAQ: LGVN) (“Longeveron” or “Company”), a clinical stage biotechnology company developing cellular therapies for chronic aging-related and life-threatening conditions, today announced the U.S. Food and Drug Administration (FDA) has granted Fast Track Designation to Lomecel-B™ for the treatment of Hypoplastic Left Heart Syndrome (HLHS), a rare and life-threatening congenital heart defect affecting approximately 1,000 infants per year. Lomecel-B™, an investigational allogeneic, bone marrow-derived medicinal signaling cell (MSC) product, is currently in a Phase 2a trial for HLHS.

Fast Track Designation is intended to facilitate development and expedite the review of drugs that treat serious conditions and fill an unmet medical need so a product can potentially be approved and reach patients more quickly. Fast Track Designation enables the company to have more frequent interactions with the FDA throughout the drug development process and allows for eligibility for priority review and accelerated approval if certain criteria are met, as well as a rolling review. The Fast Track Designation must continue to be met or FDA can withdraw the designation. The FDA previously granted Longeveron’s Lomecel-B™ Orphan Drug and Rare Pediatric Disease designations in November of 2021 for HLHS.

“Fast Track Designation represents a significant milestone in our efforts to develop Lomecel-B™ as a treatment for infants with HLHS,” said Chris Min, M.D., Ph.D., Longeveron’s Interim Chief Executive Officer and Chief Medical Officer. “Fast Track Designation underscores the urgent need in HLHS, and we look forward to continuing to work closely with the FDA to bring this potential new therapy to infants as expeditiously as possible.”

HLHS is a rare congenital heart defect that affects approximately 1,000 babies per year in the U.S. Infants born with HLHS have an underdeveloped or absent left ventricle, which impairs the heart’s ability to pump adequate amounts of blood throughout the body. Patients require three reconstructive heart surgeries within the first five years of life, and many require a heart transplant. Without treatment, the condition is always fatal. Even with reconstructive surgical interventions, HLHS is still associated with high mortality. Overall survival from birth to adolescence is estimated to be 50% to 60%.

Longeveron is currently evaluating Lomecel-B™ in ELPIS II, an ongoing 38-patient, randomized (1:1), blinded, controlled Phase 2a clinical trial intended to evaluate the safety and efficacy of intramyocardial (directly into the heart) injection of the Lomecel-B™ product in infants with HLHS who are undergoing Stage II reconstructive cardiac surgery. In ELPIS, a Phase 1 open-label trial in ten HLHS patients, Lomecel-B™ was found to be well tolerated with no major adverse cardiac events one-year post-surgery, and/or treatment-related infections.

One hundred percent of the infants enrolled in the ELPIS Phase 1 trial (n=10) were alive and had not required a transplant between 2-3.5 years post-surgery. Normally, approximately 20% of patients require heart transplants to survive within one year of Stage II reconstructive surgery. Longeveron recently announced the release of a manuscript entitled “Intramyocardial cell-based therapy during bidirectional cavopulmonary anastomosis for hypoplastic left heart syndrome: The ELPIS phase I trial” on MedRxiv, a preprint server that posts papers before they are peer reviewed. The paper will now undergo peer review prior to publication of the final study report.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing cellular therapies for specific aging-related and life-threatening conditions. The Company’s lead investigational product is the Lomecel-B™ cell-based therapy product, which is derived from culture-expanded medicinal signaling cells (MSCs) that are sourced from bone marrow of young, healthy adult donors. Longeveron believes that by using the same cells that promote tissue repair, organ maintenance, and immune system function, it can develop safe and effective therapies for some of the most difficult disorders associated with the aging process and other medical disorders. Longeveron is currently sponsoring Phase 1 and 2 clinical trials in the following indications: Alzheimer’s disease, hypoplastic left heart syndrome (HLHS), Aging Frailty, and Acute Respiratory Distress Syndrome (ARDS). Additional information about the Company is available at www.longeveron.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, statements about the ability of Longeveron’s clinical trials to demonstrate safety and efficacy of the Company’s product candidates, and other positive results; the timing and focus of the Company’s ongoing and future preclinical studies and clinical trials and the reporting of data from those studies and trials; the size of the market opportunity for the Company’s product candidates, including its estimates of the number of patients who suffer from the diseases being targeted; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of the Company’s product candidates; the Company’s ability to obtain and maintain regulatory approval of its product candidates; the Company’s plans relating to the further development of its product candidates, including additional disease states or indications it may pursue; existing regulations and regulatory developments in the U.S., Japan and other jurisdictions; the Company’s plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and its ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and the Company’s ability to attract and retain such personnel; the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s need to raise additional capital, and the difficulties it may face in obtaining access to capital, and the dilutive impact it may have on its investors; the Company’s financial performance, and the period over which it estimates its existing cash and cash equivalents will be sufficient to fund its future operating expenses and capital expenditures requirements. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, and June 30, 2022. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Elsie Yau

Stern IR, Inc.

(212) 698-8700

elsie.yau@sternir.com

Media Contact:

Neil Hare

GVC Strategies

(202) 550-0297

neil@gvcstrategies.com